Exhibit 10.6

AMENDMENT NO. 2 TO STOCKHOLDERS AGREEMENT

THIS AMENDMENT NO. 2 TO STOCKHOLDERS AGREEMENT (this “Amendment”), dated as of April 17, 2014, is made by and among (i) Capella Holdings, Inc., a Delaware corporation (the “Company”), (ii) GTCR Fund VIII, L.P., a Delaware limited partnership (“Fund VIII”), GTCR Fund VIII/B, L.P., a Delaware limited partnership (“Fund VIII/B”) and GTCR Co-Invest II, L.P., a Delaware limited partnership (“GTCR Co-Invest”), and (iii) each of the undersigned Stockholders. Certain capitalized terms not defined herein shall have the meanings given to such terms in the Stockholders Agreement (as defined below).

RECITALS

WHEREAS, the parties hereto entered into that certain Stockholders Agreement among the Company, Fund VIII, Fund VIII/B, GTCR Co-Invest and certain other stockholders of the Company identified therein, dated as of May 4, 2005, as amended by Amendment No. 1 thereto dated as of February 29, 2008 (as so amended and as further amended or modified from time to time, including by this Amendment, the “Stockholders Agreement”);

WHEREAS, the parties hereto include the Company, the Investor Majority, and the holders of a majority of the outstanding Common Stock held by the Stockholders and

WHEREAS, the parties desire to amend certain terms set forth in the Stockholders Agreement pursuant to Section 16 of the Stockholders Agreement;

NOW, THEREFORE, in consideration of the foregoing recitals, which shall constitute a part of this Amendment, and the mutual promises contained in this Agreement, and intending to be legally bound thereby, the parties agree as follows pursuant to Section 16 of the Stockholders Agreement:

1. New Section 29. The following is added to the end of the Stockholders Agreement as a new Section 29, to read in its entirety as follows:

“29. Forum Selection. Unless otherwise waived by resolution of the Board, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Company’s Second Amended and Restated Certificate of Incorporation or by-laws, (iv) any action asserting a claim against the Company governed by the internal affairs doctrine, (v) any action asserting a claim related to or arising under this Agreement, or (vi) any action by a Stockholder in such Stockholders’ capacity as a Stockholder, as to each of (i) through (vi), for any claim for which the Delaware Chancery Court determines there is an indispensable party not subject to its jurisdiction (and such party does not consent to such jurisdiction within ten days of such determination).”

2. All other sections, paragraphs, provisions, and clauses in the Stockholders Agreement not so modified remain in full force and effect as originally written.

3. This Amendment may be executed in one or more counterparts, each of which is an original, but all of which together constitute one and the same instrument.

4. All issues and questions concerning the construction, validity, interpretation and enforceability of this Amendment hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdictions other than the State of Delaware.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

CAPELLA HOLDINGS, INC.

By:	/s/ Michael A. Wiechart
	Name:	Michael A. Wiechart
	Title:	President and Chief Executive Officer

GTCR FUND VIII, L.P.

By:	GTCR Partners VIII, L.P.
Its:	General Partner

By:	GTCR Golder Rauner II, L.L.C.
Its:	General Partner

By:	/s/ David A. Donnini
	Name:	David A. Donnini
	Title:	Principal

GTCR FUND VIII/B, L.P.

By:	GTCR Partners VIII, L.P.
Its:	General Partner

By:	GTCR Golder Rauner II, L.L.C.
Its:	General Partner

By:	/s/ David A. Donnini
	Name:	David A. Donnini
	Title:	Principal

GTCR CO-INVEST II, L.P.

By:	GTCR Golder Rauner II, L.L.C.
Its:	General Partner

By:	/s/ David A. Donnini
	Name:	David A. Donnini
	Title:	Principal

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/s/ Daniel S. Slipkovich
DANIEL S. SLIPKOVICH

D. ANDREW SLUSSER

DENISE W. WARREN

/s/ Michael A. Wiechart
MICHAEL A. WIECHART

ROBERT Z. HENSLEY

HOWARD WALL

ROBERT WAMPLER

STEVEN BRUMFIELD

JAMES T. ANDERSON

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